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                                                                   EXHIBIT 23(c)

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
   BayBanks, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Bank of Boston Corporation of our report dated January 18, 1996, with respect to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report has been incorporated by reference in the Bank of Boston Corporation and BayBanks, Inc. Joint Proxy Statement-Prospectus dated March 18, 1996.

                                                       /s/ KPMG PEAT MARWICK LLP
                                                           ---------------------

Boston, Massachusetts
June 27, 1996